SETTLEMENT, SALE OF TECHNOLOGY, AND LICENSE AGREEMENT

This Settlement, Sale of Technology, and License Agreement (hereinafter "Agreement"), shall be effective April 4, 2002, (herein "Effective Date"), by and between Intel Corporation ("Intel") and Intergraph Corporation and Intergraph Hardware Technologies Company (cumulatively "Intergraph").


                           WITNESSETH:

      Whereas, Intel develops, manufactures and markets various products, including integrated circuits and computer systems; and

       Whereas, Intergraph and Intel have been engaged in litigation pertaining to certain patented technologies in the Northern District of Alabama, entitled Intergraph Corporation v. Intel Corporation, CV97-N-3023-NE (the "Alabama Case"), and in the Eastern District of Texas, entitled Intergraph Corporation v. Intel Corporation, 2:01cv160-TJW, (the "Texas Case") but now desire to resolve the Alabama Case; and

     Whereas, as a result of mediation and settlement discussions on April 3 and 4, 2002, Intergraph and Intel agreed to the sale and assignment of certain technologies, the licensing of other technologies, and the granting of certain warranties and representations, together with both parties dismissal of certain existing claims, and covenants not to sue on other similar claims.

     Now therefore, the parties agree:


                        1.   Definitions

     For this Agreement the parties agree that the following terms have the following meaning:

1.1 "Architecture Emulator" shall mean software, firmware, or hardware that, through emulation, simulation or any other process, allows a computer that does not contain a Processor having a first architecture to execute binary code that is capable of being executed on a Processor having a second architecture.

1.2  "Capture Period" means the period up to and including  April
     4, 2012.

1.3  "General  Purpose  Computing  Operating  System"   means   a
     computer operating system primarily targeted for and marketed for providing the services and the interaction with the hardware and drivers of a general purpose computer such as a desktop, laptop or server. Examples as of the Effective Date of this Agreement of General Purpose Computer Operating System include Windows XP, Mac OS, Redhat Linux, Solaris and HP-UX. Examples of operating systems as of the Effective Date of this Agreement that are not General Purpose Computer Operating Systems include Palm OS, pSOSystem and eCOS.

1.4 "Indirect Infringement" means a claim for infringement where the accused infringer is not directly infringing the subject patent rights, but is in some manner contributing to a third party's direct infringement of the subject patent rights by, for example, supplying parts or instructions to the third party that as a result of such parts or instructions enable the third party to infringe directly the subject patent rights. Indirect Infringement includes, without limitation, contributory infringement and inducing infringement.

1.5 "Integrated Circuit" means an integrated unit comprising one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing to the formation of, a circuit for performing electrical functions (including, if provided therewith, housing and/or supporting means). The definition of "Integrated Circuit" shall also include any and all firmware, microcode or drivers, if needed to cause such circuit to perform substantially all of its intended hardware functionality, whether or not such firmware, microcode or drivers are shipped with such integrated unit or installed at a later time.

1.6 "Intel Computer System" means any Intel Product which incorporates all elements of an Intergraph System Patent claim, whether or not the elements covered by the claim are purchased contemporaneously or separately from Intel. Intel Computer System does not include the combination of a Processor sold by Intel with a third party's chipset, or the combination of a Processor sold by Intel with main memory provided by a third party. Whether an Intel Product is an Intel Computer System under the Intergraph System Patents is determined on a claim by claim basis under the Intergraph System Patents.


1.7 "Intel Patents" means Patents owned or controlled by Intel during the term of the Agreement and having a first filing date during the Capture Period, in each case excluding any claims of any such Patents that cover Integrated Circuits or any manufacturing processes of any of the foregoing.

1.8 "Intel Products" means products sold or used internally by Intel.

1.9 "Intergraph Patents" means all Patents owned or controlled by Intergraph having a first filing date during the Capture
     Period, other than the Texas Patents;

1.10       "Intergraph System Patents" means U.S. Patents  claims
     37  and  38  of 4,899,275; all claims of 4,933,835  and  all claims of 5,091,846.

1.13 "Intergraph Products" means all software products sold by Intergraph, but does not include any Architecture Emulators, General Purpose Computing Operating Systems, or compilers. Notwithstanding the above restrictions, Intergraph Products includes all Intergraph branded products, whether hardware or software, currently sold, maintained and/or currently supported by Intergraph.


1.14 "Processor" means an Integrated Circuit (including, without limitation, digital signal processors, microprocessors, microcomputers, math coprocessors, and microcontrollers) containing functional elements including registers, control logic, decision logic and input/output circuitry coupled to interconnections such as data buses, address buses, or control buses and having a capability of executing temporarily or permanently stored program instructions or microinstructions, and which also may have included on the integrated circuit, memory, clock circuitry, input/output interface circuitry, and/or other functions ordinarily associated with or connected to central processing units.

1.15 "Motherboard" means a single printed circuit board designed primarily for use as supporting a Processor that is a central Processor of a general purpose computer and also having: (i) at least one cooperating socket or other connection mechanism for a Processor; (ii) at least one cooperating socket or other connection mechanism for a main memory and (iii) at least one cooperating socket or other connection mechanism for connecting to an I/O port.

1.16 "OEM Customer" means an Intel OEM customer who purchases Intel Products for the purpose of incorporating the Intel Product with its own products, or other products from Intel or third-parties for subsequent resale under the OEM customer's own brand or trade name.

1.17 "Patents" means all classes or types of patents other than design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), and applications for these classes or types of patents throughout the world that are owned or controlled by the applicable party or any of its Subsidiaries or to which such entities have the right to grant licenses, without the payment of royalties or other consideration to a third party or parties for the grant of a license, (other than employees of the applicable party or its Subsidiaries) and that have a first effective filing date during the Capture Period.

1.18 "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity, now or hereafter, in which a party owns or controls (either directly or indirectly) the following:

          (a) an interest sufficient to receive at least thirty percent (30%) of the profits and/or losses of such entity (in the event that such entity distribute its profits or losses); and

          (b)  either of the following:

               (1) if such entity has voting shares or other voting securities, more than fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority; or

               (2) if such entity does not have voting shares or other voting securities, more than fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity.

     An entity shall be deemed to be a Subsidiary under this Agreement only so long as:

          (x) the party owning or controlling the interest required under subsection (a) above has not contractually or otherwise agreed to forfeit any part of its share of the profits or losses distributed by the entity; and

          (y) the party owning or controlling the shares, securities, or other ownership interest required under subsections(b)(1) or (b)(2) above has not contractually or otherwise surrendered, limited, or in any other way constrained its authority to elect the managing authority or make decisions for the entity; and

          (z) all requisite conditions of being a Subsidiary are met.

1.21 "Texas Patents" means U.S. Patents 5,560,028; 5,794,003; and
     6,360,313; (2) all foreign counterparts thereof; and (3) any other patent claiming priority from these U.S. or foreign
     Patents.

1.22 "Texas Litigation Patents" means U.S. Patents 5,560,028  and
     5,794,003.



                     2.   Pending Litigation

2.1 In consideration of each party's performance hereunder, the parties agree to dismiss with prejudice the litigation and all claims against each other pending in the U.S. District Court for the Northern District of Alabama, entitled Intergraph Corporation v. Intel Corporation, CV97-N-3023-NE and an interference proceeding pending in the U.S. Patent and Trademark Office entitled Sachs v Hull. The parties agree to prepare and file documents to terminate the interference in a manner not prejudicial to the existing patent rights of either party.

2.2 The parties agree that the Texas Case will be resolved in accordance with the following procedure. If the Texas Litigation Patents are found by the Texas Federal District Court to be infringed, not invalid, and enforceable, then
     Intel shall pay Intergraph $150 million within thirty (30) days of entry of final judgment. Intel shall then have the option, in its sole discretion, to take any of the following actions:

     (1) Pay an additional $100 million to Intergraph at any time, whereupon Intergraph shall immediately dismiss the Texas case with prejudice and the license to the Texas Patents granted under the terms of Section 4.2 will become immediately effective.

     (2) Design around the Texas Litigation Patents and have the design around confirmed by the Texas Federal District Court and implemented in the next stepping of the accused product(s) after any injunction becomes operative. The parties agree that any injunction shall be stayed and will not become operative until the Texas District Court renders its decision on Intel's design around. If Intel elects this option it shall notify Intergraph within 30 days of final judgment.

     (3) Appeal the district court decision. If the appellate court affirms the district court's finding of infringement, validity and enforceability for either of the Texas Litigation Patents, then Intel shall pay Intergraph an additional $100 million within thirty (30) days of the appellate court's decision, upon payment of which the license to the Texas Patents granted under the terms of
     Section 4.4 will become immediately effective. If the appellate court finds each of the Texas Litigation Patents to be not infringed or invalid or unenforceable, then no additional payment from Intel shall be due. The parties agree that any injunction shall be stayed pending such appeal and shall be dissolved upon Intel paying the $100 million provided for under this section 2.2(3).

2.3 Intergraph agrees that it will not assert a claim of infringement against Intel or Intel Customers under the Texas Patents (other than in the Texas Case), and Intergraph agrees to grant a release to Intel under the Texas Patents of the same scope as provided for in Section 6.1 upon final adjudication of the Texas Case.



                     3.   Sale of Technology

3.1 Intergraph Hardware Technologies Company (herein "IHTC"), agrees to sell and assign, and Intel agrees to buy, all right, title and interest including the right to sue for past infringements to the following IHTC patents (herein "Assigned Patents"): U.S. 5,432,727; 5,216,297; 5,504,925;
     5,212,454;   5,338,970;  5,499,445;  5,508,640;   5,487,025;
     5,455,528; CA 2105806; DE69318914; GB 0536536; 0477807;  and
     FR 0477809 and 0536536. IHTC and Intergraph hereby reserve a personal, non-exclusive, irrevocable, perpetual, non-transferable, royalty-free, worldwide license, without the right to sublicense, to make, have made (subject to 4.4), import, offer to sell, and sell products under the Assigned Patents.

3.2 In further consideration of Intel's payment, IHTC agrees to assist and cooperate with Intel in the filing and prosecution of any pending applications and/or further continuation or derivative rights pertaining to the Assigned Patents.

3.3 The parties agree that the Assigned Patents do not pertain to the pending litigation between Intel and Intergraph.

3.4 IHTC hereby sells, assigns, transfers, and conveys to Intel all of IHTC's right, title, and interest in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, for the Assigned Patents, including without limitation, all rights to pursue damages, injunctive relief, and other remedies for past, current and future infringement of the Assigned Patents.

3.5 Within thirty (30) days following the Effective Date, IHTC shall deliver to Intel (a) an executed patent assignment in the form of Exhibit B hereto; and (b) copies of all patent files and original documents, owned or controlled by Intergraph (including without limitation Letters Patent) relating to the Assigned Patents.

3.6 At the reasonable request of Intel, IHTC shall execute and deliver any instruments, and do and perform any other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transfers contemplated hereby, including without limitation execution, acknowledgment, and recordation of any papers. IHTC shall, at Intel's reasonable expense, fully cooperate in any litigation or proceeding (including but not limited to interference proceedings) relating to the Assigned Patents (such cooperation including, but not limited to, making witnesses available and providing evidence of invention dates) to the extent that IHTC is able to do so without unreasonably interfering with IHTC's business operations.

3.7 IHTC represents that to IHTC's knowledge with respect to the Assigned Patents:

     (a) no assignments or agreements exist that could prevent, delay, or interfere with the sale of Assigned Patents to Intel;

     (b) (i) IHTC is the sole and exclusive legal and beneficial owner of all rights, title, and interest in and to the Assigned Patents, and IHTC has received no notice or claim challenging IHTC's complete and exclusive ownership of any of the Assigned Patents or suggesting that any person has any claim of legal or beneficial ownership with respect thereto; (ii) IHTC has the exclusive, unrestricted right to sue for past, present, and future infringement of the Assigned Patents; (iii) the Assigned Patents are free and clear of any and all liens, mortgages, security interests, or other encumbrances of title, and restrictions on transfer; and (iv) to IHTC's knowledge, there are no actions, suits, investigations, claims, or proceedings threatened, pending, or in progress relating to the Assigned Patents.

     (c) there are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assigned Patents or any interest therein or to grant any right or license therein or thereunder;

     (d) to IHTC's knowledge, that Intel is not and will not hereafter be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patents as a result of any action taken or not taken by IHTC or any prior owner of any of the Assigned Patents or any part thereof;

      (e) IHTC has not put a third party on notice of actual or potential infringement of any of the Assigned Patents;

     (f) none of the Assigned Patents have been or are currently involved in any reexamination, reissue, or interference proceeding, or any similar proceeding, and that, to Intergraph's knowledge, no such proceedings are pending or threatened;

     (g) all maintenance fees, annuities, and the like due on the Assigned Patents have been timely paid through the Effective Date;

     (h) IHTC has obtained all third party consents, approvals, and/or other authorizations required to sell and assign to Intel the Assigned Patents and related causes of action pursuant to Section 3.

     (i) (i) none of the Assigned Patents has ever been found invalid, unenforceable or misused for any reason in any administrative, arbitration, judicial or other proceeding; and (ii) IHTC has not received any notice that the Assigned Patents may be invalid, unenforceable or misused or that a claim to such effect may be brought by any person, and to the knowledge of IHTC, the Assigned Patents are valid and enforceable without any material qualification, limitation or restriction on their use,



                          4.   Licenses

4.1 Intel Products: Intergraph hereby grants to Intel a personal, non-exclusive, irrevocable and perpetual non-transferable, royalty-free, worldwide license, without the right to sublicense, under the Intergraph Patents other than the Texas Patents and the Intergraph System Patents, to:

          (a) make, use, sell, (directly or indirectly), offer to sell, import and otherwise dispose of Intel Products; and

           (b) make, have made (subject to Section 4.4), use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of Intel Products; and

           (c) have made (subject to section 4.4) Intel Products by another manufacturer for use, import, sale, offer for sale or disposition by Intel.

     The license in this Section is specific to the Intergraph Patents, other than the Texas Patents and the Intergraph System Patents, and does not create a license to Intel, or an implied license to anyone other than Intel, under the Intergraph System Patents or the Texas Patents.


4.2 Conditional Texas License: Subject to the conditions precedent set forth in Section 2.2, effective as and when provided in Section 2.2, Intergraph hereby grants to Intel a personal, non-exclusive, irrevocable and perpetual non-transferable, royalty-free, worldwide license, without the right to sublicense, under the Texas Patents, to:

          (a) make, use, sell, (directly or indirectly), offer to sell, import and otherwise dispose of Intel Products; and

           (b) make, have made (subject to Section 4.4), use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of Intel Products.

           (c) have made (subject to Section 4.4) Intel Products by another manufacturer for use, import, sale, offer for sale or disposition by Intel.

            (d) Upon completion of the applicable condition precedent selected by Intel under Section 2.2(1) through (3) final adjudication of the Texas Case then Intergraph grants Intel a license under the Texas Patents of the same scope as granted hereunder for the Intergraph Patents. Simultaneously, the Parties agree to grant releases of the scope provided in section 6 for the Texas Case and the Texas Patents.

     The conditional license in this Section is specific to the Texas Patents and does not create a license to Intel, or an implied license to anyone other than Intel, under the Texas
     Patents.

4.3  Intel  Computer Systems:  Intergraph hereby grants to  Intel under the Intergraph System Patents, on a claim by claim basis as set forth in Section 1.6, a personal, non-exclusive, irrevocable and perpetual non-transferable, royalty-free, worldwide license, without the right to sublicense, for Intel Computer Systems, to:

          (a) make, use, sell, (directly or indirectly), offer to
     sell,   import  and  otherwise  dispose  of  Intel  Computer
     Systems; and

           (b) make, have made (subject to Section 4.4), use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of Intel Computer Systems; and

           (c)  have made (subject to Section 4.4) Intel Computer
     Systems by another manufacturer for use, import, sale, offer for sale or disposition by Intel.

     Nothing in this license shall be construed as granting or implying a license as to any claim of an Intergraph System Patent in which the Intel Product as sold by Intel would not constitute an Intel System Product with respect to that claim, and it is expressly understood that Intergraph reserves all rights to assert its patents, and individual claims thereof against third parties, including OEMs and other Intel customers, who combine Intel products with products of third parties to infringe a claim of an Intergraph System Patent.
..




4.4  Have Made Rights.

     (a) Each party's rights to have products manufactured for it by third parties under the licenses granted under Sections 4.1 through 4.3 and 4.8 above shall apply only when the designs, specifications and working drawings for the manufacture of such products to be manufactured by such third party are furnished to the third party manufacturer by the party licensed under this Agreement ("Licensed Party").

     (b) The parties understand and acknowledge that a party's Licensed Products may consist of software, and that software is often distributed to end users by providing a single master copy of such software to a distributor, replicator, VAR, OEM or other agent and authorizing such agent to reproduce such software in substantially identical form and distribute it as a product of the providing party. Accordingly, the parties agree that the licenses granted in this Section 4 are intended to apply to the reproduction and subsequent distribution, as a product of the providing party, of such software Licensed Products in substantially identical form by such authorized agent.

     (c) Upon written request of the party to this Agreement that grants the relevant license to the Licensed Party ("Requesting Party"), the Licensed Party shall, within 30 days of receiving such request, inform the Requesting Party in writing whether, and if so to what extent, any manufacturer identified by the Requesting Party is manufacturing any Licensed Product for the Licensed Party pursuant to the "have made" rights granted under this Agreement.


4.5 Intergraph agrees that for the Intergraph Patents licensed hereunder, Intergraph will not assert a claim of Indirect Infringement against Intel, but may assert a claim of direct infringement against a third party purchaser of an Intel Product, where such a claim of Indirect Infringement is based upon (a) any activity for which Intel is licensed under this Agreement, or (b) any act by Intel providing instructions regarding, or sample designs related to, Intel Products. Intel agrees that notwithstanding anything to the contrary in this Agreement, Intergraph shall have the right to assert direct or indirect claims of infringement against third parties for the combination of Intel Products with any third party products.

4.6 No implied licenses are granted hereunder. Nothing contained in this Agreement shall expressly or by implication give either party any right to license the other party's Patents to others. No license is granted by either party either indirectly or by implication, estoppel, or otherwise. Nor is any license granted hereby to third parties (i) acquiring any item from Intel or its Subsidiaries for the combination of Intel Products with any third party products or (ii) acquiring any item from Intergraph or its Subsidiaries for the combination of Intergraph Products with any third party products.

4.7 Nothing in this Agreement shall either expressly or impliedly give Intel the right to license Intergraph Patents to others or Intergraph the right to license Intel Patents to others. Nor shall the sale of any Intel Products provide or give rise to an implied license, by estoppel or otherwise, in favor of third parties to any Intergraph Patents covering combinations of Intel Products with any third party products, nor shall the sale of any Intergraph Products provide or give rise to an implied license, by estoppel or otherwise, in favor of third parties to any Intel Patents covering combinations of Intergraph Products with any third party products.

4.8 Intel hereby grants to Intergraph under Intel's Patents a personal, non-exclusive, irrevocable and perpetual, non-transferable, royalty-free, worldwide license, without the right to sublicense, to:

          (a) make, use, sell, (directly or indirectly), offer to sell, import and otherwise dispose of Intergraph Products;
     and

           (b) make, have made, use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of Intergraph Products; and

            (c)   have   made  Intergraph  Products  by   another
     manufacturer for use, import, sale, offer for sale or disposition by Intergraph.

     This  license shall only apply to Intergraph and  Intergraph
     Products  and shall not be construed to create  any  implied
     license  under  the  Intel  Patents  to  any  third   party,
     including Intergraph's customers.

4.9 Except as provided in Section 4.9(c), the parties understand and acknowledge that the licenses granted hereunder are intended to cover only the products of the two parties to this Agreement, and are not intended to cover manufacturing activities that either party may undertake on behalf of third parties (patent laundering activities). Similarly, the licenses provided under this Agreement are not intended to cover services provided by the parties to the extent that such services are provided to or on behalf of a third party using tangible or intangible materials provided by or on behalf of the third party. Accordingly, by way of clarification, the following guidelines are provided to aid the determination of whether a party's product, in the case of Intel, is an Intel Product, or, in the case of Intergraph is an Intergraph Product (an Intel Product and an Intergraph Product being referred to collectively as a "Company Product") or whether such product is disqualified from being a Company Product because circumstances surrounding the manufacture of the product suggest patent laundering.

     (a) Products of either party (including, without limitation, Application Specific Integrated Circuits "ASICs" and software) that otherwise meet the definition of Company Product are disqualified as Company Products if such products are manufactured on behalf of a third party from designs received in a substantially completed form from a third party for resale to or on behalf of that party.

     (b) Products of either party (including, without limitation, ASICs and software) that otherwise meet the definition of Company Product are not disqualified as Company Products under the prohibition against patent laundering set forth in this Section if:

          (1) the party selling or otherwise disposing of such Company owns the design of such product and is under no obligation that restricts the sale of such Company Product; or

          (2) the party selling or otherwise disposing such Company Product has an unrestricted, royalty-free ownership or license right to the design of the Company Product.

     (c) The guidelines set forth in this Section 4.9 restricting the definition of Intel Company Product shall not apply to manufacturing methods and processes as licensed hereunder pursuant to Sections 4.1(b), 4.2(b), and 4.3(b). The guidelines set forth in this
          Section 4.9 restricting the definition of Intel Company Products shall not apply to the library tools or standard cells of the parties or their licensed Subsidiaries that either party or any of their licensed Subsidiaries incorporates into, or uses to manufacture any standard or custom ASICs that Intel or its licensed Subsidiaries manufacture for third party customers.

4.10 (a) For purposes of this Section 4.10, "Affiliate" means any entity other than a Subsidiary that is directly or indirectly controlled by, under common control with or that controls the subject party. For purposes of this definition control means direct or indirect ownership of or the right to exercise (i) at least fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority of the subject entity; or (ii) at least fifty percent (50%) of the ownership interest representing the right to make the decisions for the subject entity.

     (b) Notwithstanding anything herein to the contrary, a party ("First Party") shall have the limited right to suspend the licenses granted under this Agreement to the other party ("Second Party") with respect to sales to an Affiliate of the Second Party if:

          (1) The Affiliate is a direct or indirect customer of the Second Party; and

          (2) the Affiliate initiates a legal or administrative proceeding against the First Party and/or any of its Subsidiaries alleging that the First Party infringes a patent right of the Affiliate, and

          (3) the alleged infringing activity would have been licensed had the identified patent right been owned or controlled by the Second Party.

     (c) If the First Party elects to suspend the licenses granted under this Agreement pursuant to Section 4.10(b), the First Party shall give written notice of such suspension to the Second Party. The suspension shall apply only with respect to the Products of the Second Party that are sold to such Affiliate. Such suspension shall be effective sixty (60) days following the date of such written notice, and shall allow the First Party to assert a claim of infringement against the Affiliate that brought the original claim against the Licensing Party.

     (d) The Licensing Party agrees that it shall not seek monetary damages against the Second Party but rather shall look to the Affiliate for monetary damages. The First Party shall not assert a patent claim directly against the Second Party until it has first exhausted its legal remedies directly against the Affiliate. If the First Party resolves its patent dispute with the Affiliate, either through entrance of a judgment or by settlement of the dispute, the First Party agrees that it shall not bring a separate action against the Second Party with respect to products sold to such Affiliate.

4.11      Intention for Subsidiaries to be Bound.

     (a) Except as expressly set forth herein, the parties intend that this Agreement shall extend to all of each party's Subsidiaries. The parties agree that to the extent they are not already bound, each party shall use reasonable and diligent efforts to ensure that all such Subsidiaries are bound by the terms of this Agreement.

     (b) Each party agrees to take all steps that are reasonable and in good faith under the circumstances to ensure that all Patents directed to inventions that are made by its employees and/or Patents directed to inventions that are made by its contractors during performance of work paid for by the party, in each case, either alone or in conjunction with the employees and/or contractors of one or more of its Subsidiaries or third parties (to the extent legally possible) are licensed under this Agreement.

     (c) Notwithstanding the foregoing, however, both parties understand and intend that there are circumstances in which a party could reasonably agree in good faith with an independent third party that the party would not have rights to license and/or enforce Patents directed to inventions developed in conjunction with employees and or contractors of such third party. For example, both parties understand that it could be reasonable under the circumstances for a party to agree in good faith not to have rights to license and/or enforce Patents directed to inventions that arise out of: (i) bona fide joint development projects based in substantial part on the pre-existing technology of an independent third party; (ii) bona fide joint development projects undertaken with the significant assistance of the employees and/or contractors of an independent third party; or (iii) bona fide development projects funded in substantial part by and for the benefit of a state or federal government or a university.

     (d) Either party to this Agreement shall have the right to request a written confirmation or denial from the other party to this Agreement that a specific Subsidiary is (or is not) bound by this Agreement. A party receiving such a request shall provide such written confirmation (including a full explanation in support of such confirmation or denial) within 30 days after the receipt of the request.

     (e) In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Patent Right of the scope set forth herein, then the license granted herein under such Patent shall be of the broadest scope which the licensing party or any of its Subsidiaries has the right to grant.

      (f) The parties represent, warrant and covenant that they shall not participate in the creation or acquisition of Subsidiaries where a primary purpose of such creation or acquisition is to extend the benefits of this Agreement to a third party and agree that any such attempt to extend such benefits shall not extend this license to such third party or Subsidiary.

     (g) Notwithstanding anything to the contrary contained herein, in the event that either party or any of its Subsidiaries obtains rights to any Patents that would be included within the Patents licensed hereunder but for the fact that such a license would require the party granting such license to make payments to a third party, such Patents shall be included within the Intergraph Patents or the Intel Patents, as the case may be, if the party to whom such would be licensed under this Agreement agrees in a separate written agreement to be bound by, and protect such grantor against, those payment obligations.

     (h) If a third party has the right to grant licenses under a patent to a party hereto (as a "Licensee") with the consent of the other party hereto or any of its Subsidiaries, said other party or its Subsidiaries shall provide said third party with any consent required to enable said third party to license said
          Licensee on whatever terms such third party may deem appropriate. Each party, on behalf of itself and its Subsidiaries, waives any right it may have to receive royalties or other consideration from said third party as a result of said third party's so licensing said Licensee within the scope of the releases and/or licenses granted under Section 4 of this Agreement.


4.15 Each party represents and warrants that it has the full right and power to grant the licenses and releases herein.

4.16 In the event that neither Party nor any of its Subsidiaries has the right to grant a license under any particular Patent of the scope set forth herein, then the license granted herein under such Patent shall be of the broadest scope which the licensing party or any of its Subsidiaries has the right to grant.

4.17 If a third party has the right to grant licenses under a patent to a party (as a "licensee") with the consent of the other party hereto or any of its Subsidiaries, then the party agrees to provide the third party with any consent required to enable the third party to license the licensee on whatever terms such third party may deem appropriate. The party, on behalf of itself and its Subsidiaries, waives any right it may have to receive royalties or other consideration from the third party as a result of the third party's so licensing the licensee within the scope of the releases and/or licenses granted under this Agreement.

4.18 If a party or one of its Subsidiaries ("First Party") owns or has the right to enforce or control the enforcement of any rights in any Patent but such First Party does not have the right to license those rights to the other party to this Agreement (the "Second Party") hereunder ("Restricted Patent Rights"), then, if and to the extent that such Restricted Patent Rights would have been licensed to the Second Party if the First Party had the right to license such patents:

           (a) the First Party, to the extent it has the right to, grants to the products licensed hereunder of the Second Party an immunity from suit for infringement of such Restricted Patent Rights of a scope identical to the rights that would have been granted hereunder if the First Party had the right to license such Restricted Patent Rights; and

           (b) the First Party shall not give its assent if that assent is required to allow a third party entity to assert the Restricted Patent Rights against the products licensed of the Second Party; provided that (i) this restriction shall be dropped if the Second Party first initiates litigation alleging infringement of patent rights against the holder of the Restricted Patent Rights, and (ii) in any event the First Party shall be free to fulfill its preexisting contractual obligations to provide assistance and support as may be required under the relevant contractual agreement.

4.19 In the event that a party or any of its Subsidiaries obtains rights to any Patents that would be included within the Patents licensed hereunder but for the fact that such a license would require the party granting such license to make payments to a third party, such Patents shall be included within the Intergraph Patents or the Intel Patents, as the case may be, if the party to whom such would be licensed under this Agreement agrees in a separate written agreement to be bound by, and protect such grantor against, those payment obligations.

4.20 Nothing contained in this Agreement shall be construed as:

     (a) a warranty or representation by either of the parties to this Agreement as to the validity, enforceability or scope of any class or type of Patent Right; or

     (b) a warranty or representation that any manufacture, sale, lease, use or other disposition of Licensed Products hereunder will be free from infringement of any patent rights or other intellectual property rights of either party or any third party; or

     (c) an obligation to furnish any technical or other information or know-how.

 4.21 Intergraph covenants not to sue Intel or Intel's customers under the Intergraph System Patents for a product which contains an Intel Motherboard, unless the basis for the assertion of infringement under the Intergraph System Patents including the Intel Product is that one or more of the processing elements as defined by the claims of the Intergraph System Patents is a non-Intel processing element.

4.22 All licenses granted under this Agreement are retroactive as of the date they vest.


     EACH  PARTY  HEREBY  DISCLAIMS ANY IMPLIED  WARRANTIES  WITH
     RESPECT TO THE PATENTS LICENSED HEREUNDER, INCLUDING WITHOUT
     LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR
     A PARTICULAR PURPOSE.



                5.   Intergraph Licensing Program

5.1 Intel acknowledges that Intergraph's intent is to seek payment for patent license agreements from vendors of Computer Systems including OEM Customers. Intel agrees that any attempt to license such OEM Customers under the Intergraph System Patents by itself shall not be a material breach of this Agreement. During the term of this Agreement, Intel agrees not to interfere with any third party licensing activity of Intergraph which does not otherwise implicate Section 5.2. Notwithstanding the foregoing, Intel may respond to specific inquiries from customers for information pertaining to specific claims made by Intergraph in any licensing request to such customer. Intel agrees to provide Intergraph with copies of whatever materials or documentation relating to the request which its supplies to its customer, contemporaneously with the dissemination of such information to Intel's customer. The parties agree to execute an appropriate non-disclosure agreement for the documents provided.

5.2 Intel agrees that it will not initiate, fund or assist others in bringing or maintaining a lawsuit or any administrative action contesting the validity, enforceability or infringement of the Intergraph Patents except where Intel has received a notice of indemnity which it believes in good faith is covered by the licenses granted hereunder, and only to the extent as is necessary to defend against the claim of indemnity as contractually or legally required of Intel. Nothing in this Agreement shall prevent Intel from participating in a criminal, civil or administrative proceeding pursuant to a subpoena or as otherwise required by law.

5.3 Intel agrees to provide within thirty (30) days of receipt of a written request from Intergraph, to Intel customers designated in such written request, a letter of the form of Exhibit A hereto. Intergraph agrees to send such written requests to Intel no more frequently than once per calendar quarter, which Intel customers Intergraph in good faith intends to enter into licensing discussions with or has already entered into such discussions. Intergraph shall not request duplicate notices for Intel customers.

5.4 Intel agrees not to designate or refer to Intel Products covered by this Agreement as "licensed" by Intergraph unless it simultaneously explains that the purchase price of such Intel Microprocessor does not include a license under the Intergraph System Patents.


                          6.   Releases

     Subject to all of the terms of this Agreement, the parties release each other as follows:

6.1 Intergraph Release. In further consideration of a payment from Intel to Intergraph of the amount specified in Section 8.1., Intergraph, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges Intel, and its Subsidiaries from any and all claims or liability asserted in the suit in the Northern District of Alabama, in Intergraph v. Intel, CV97-N-3023-NE, with respect to performance by Intel, prior to the Effective Date, of acts, which had they been performed on or after the Effective Date, would have been licensed hereunder.

6.2 Intel Release. Intel, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges Intergraph and its Subsidiaries from any and all claims or liability asserted in the suit in the Northern District of Alabama, in Intergraph v. Intel, CV97-N-3023-NE, with respect to performance by Intergraph, prior to the Effective Date, of acts, which had they been performed on or after the Effective Date, would have been licensed hereunder.

6.3 It is understood by the parties hereto that the consideration for the Releases granted in this section, and the consideration expressed elsewhere in this agreement, reflect the fact that the release granted by Intergraph to Intel is limited to activities that, if they had they been performed on or after the Effective Date, would have been licensed under the licenses expressly granted by Intergraph to Intel in this Agreement, and that such licenses are limited and specific to certain Intergraph Patents and certain Intel Products, and do not create implied licenses for any act in the past or in the future in favor of Intel's customers and other third parties except as expressly stated in this Agreement.

6.4 All amounts paid by hereunder are nonrefundable, even if the validity, scope, or enforceability of any Intergraph Patent or Intel Patent is subsequently challenged and deemed to be held invalid, not infringed, of narrower scope, or unenforceable.

6.5 (a) To the extent that a license vests on the Effective Date, each party releases the other party and its Subsidiaries from any and all claims of infringement of its Patents arising prior to the Effective Date to which the licenses expressly granted under this Agreement would be a complete defense had the cause of action or claim arisen after the Effective Date.

     (b) To the extent that a licenses vests after the Effective Date, Intergraph releases Intel and its Subsidiaries from any and all claims of infringement of the Intergraph Texas Patents arising prior to the date of such license vesting to which the licenses expressly granted under the Texas Patents would be a complete defense had the cause of action or claim arisen after the date such license vests.



                            7.   Term

7.1 The term of this Agreement shall be from April 4, 2002, until the expiration of the last to expire of the Patents licensed herein unless previously terminated as provided in this Agreement.

7.2 If Intel shall fail to make the payments hereunder, and such failure shall not be cured, and any interest due, at a rate of one percent (1%) per month, shall not be fully paid, within ten (10) days after written notice from Intergraph to Intel specifying the nature of such failure, Intergraph shall have the right to terminate this Agreement, and the licenses granted hereunder, by giving written notice to Intel, and such termination shall be effective on the tenth day after the giving of such notice; provided that, upon a termination of the licenses hereunder by Intergraph, Intel shall thereupon be released and discharged from any further obligation to make any payments to Intergraph under this Agreement.

7.3 In the event this Agreement or the licenses granted hereunder, in whole or as to any specified patent or claim, shall be terminated pursuant to this Section 7, the corresponding sublicenses granted to Subsidiaries of Intel shall likewise terminate, but no notices need be given by Intergraph to such sublicensees.
..
7.4 No termination pursuant to this Section 7, or any other provision of this Agreement, shall relieve Intel of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind anything done by Intel or any payments made or other consideration given to Intergraph hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of Intergraph arising under this Agreement prior to such termination; provided that, as provided in Section 7.2, upon any termination by Intergraph thereunder, Intel shall thereupon be released and discharged from any further obligation to make any payments to Intergraph under this Agreement.

7.5 (a) Subject to Intergraph's right to terminate this Agreement pursuant to Section 7.2 upon a failure by Intel to make any payments due hereunder, a party may terminate, at its option, this Agreement or the other party's rights and licenses hereunder upon notice if the other party hereto commits a material breach of this Agreement and does not correct such breach within sixty (60) days after receiving written notice complaining thereof.

     (b) A party hereto may terminate, at its option, this Agreement or the other party's rights and licenses hereunder upon thirty (30) days written notice of termination to the other party given at any time upon or after:

               (1) the filing by the other party of a petition in bankruptcy or insolvency;

               (2) any adjudication that the other party is bankrupt or insolvent;

               (3) the filing by the other party of any petition or answer seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

               (4) the appointment of a receiver for all or substantially all of the property of the other party;

               (5) the making by the other party of any assignment for the benefit of creditors; or

               (6) the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter.

     (c) Intel may terminate, at its option, this Agreement or Intergraph's rights and licenses under this Agreement if Intergraph undergoes a Change of Control. For purposes of this Section 7.5(c), "Change of Control" shall mean a transaction or a series of related transactions in which (i) one or more related parties who did not previously own at least a fifty percent (50%) interest in Intergraph obtain at least a fifty percent (50%) interest in Intergraph, and, in the reasonable business judgment of Intel, such change in ownership will have a material effect on Intergraph's business, or (ii) a party to this Agreement merges with or transfers substantially all of its assets to a third party in which the shareholders of such party immediately before the transaction own less than a fifty percent (50%) interest in the acquiring or surviving entity immediately after the transaction, or
          (iii) Intergraph acquires, by merger, acquisition of assets or otherwise, all or any portion of another legal entity such that either the assets or market value of such party after the close of such transaction are greater than one and one third (1 1/3) of the assets or market value of such party prior to such transaction.

     (d) In the event of such termination, the rights and licenses granted to the terminated party shall terminate, but the rights and licenses granted to the other shall survive such termination of this Agreement subject to its continued compliance with the terms and conditions of this Agreement.

     (e) The provisions of Sections 1, 2, 3, 7.4, 7.5(d), 7.5(e), 8, 9, 11 and 12 will survive any termination or expiration of this Agreement. Upon full payment of amounts owed to Intergraph hereunder, Section 6 shall also survive termination of this Agreement



                       8.   Consideration

8.1 In consideration for the sale of patents to Intel in Section 3.1, the granting to Intel of the licenses in Sections 4.1 through 4.6, the release given to Intel in Section 6.1, and the other consideration being provided to Intel as set forth herein, Intel agrees to pay Intergraph the sum of three hundred million dollars ($300,000,000.00) by May 1, 2002, plus any additional compensation pursuant to the terms of
     Section 2.2.



                    9.        Communications

9.1  Payment   shall  be  made  by  electronic  funds   transfer.
     Payments shall be deemed to be made on the date of electronic funds transfer as follows:

     [    ]*
      ----

9.2 All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:



     If to Intergraph:                    If to Intel:

     Intergraph Corporation               Intel Corporation
     Legal Department, MS/IW 2008         2200 Mission College Blvd.
     Huntsville, Alabama 35894-0001       Santa Clara, California 95052
     Attn: General Counsel                Attn: General Counsel

     Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Both party may give written notice of a change of address, and after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.


*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISION.


                      10.       Assignments

10.1 Intergraph shall not assign or grant any right under any of the Intergraph Patents, and Intel shall not assign or grant any right under any of the Intel Patents unless such assignment or grant is subject to all of the terms and conditions of this Agreement. Any attempted assignment or grant in derogation of the foregoing shall be null and void


                     11.       Applicable Law

11.1 This  Agreement shall be construed, and the legal  relations
     between   the   parties  hereto  shall  be  determined,   in
     accordance with the law of the State of Delaware.


                     12.       Miscellaneous

12.1 Nothing contained in this Agreement shall be construed as conferring on either party any license or other right to copy the exterior design of the products of the other party.

12.2 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing).

12.3 Nothing contained in this Agreement shall be construed as limiting the rights which the parties have outside the scope of the license granted hereunder, or restricting the right of either party or any of its Subsidiaries to make, have made, use, lease, sell, offer to sell, import, export, or otherwise dispose of any particular product or products not herein licensed.

12.4 Neither party nor any of its Subsidiaries shall be required hereunder to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force, or to provide copies of patent applications to the other party or its Subsidiaries, or to disclose any inventions described or claimed in such patent applications.

12.5 Neither Intergraph nor Intel shall have any obligation hereunder to institute any action or suit against third parties for infringement of any Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any Patents. Neither Intel nor Intergraph shall have any right to institute any action or suit against third parties for infringement of any the other's Patents.

12.6 This Agreement will not be binding upon the parties until it has been signed below. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed. This Agreement embodies the entire understanding of the parties with respect to the subject
     matter   hereof  and  merges  all  prior  oral  or   written
     communications between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

12.7 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.8 Regardless of which party may have drafted this Agreement or any part thereof, no rule of strict construction shall be applied against either party. If any provision of this Agreement is determined by a court to be unenforceable, whether by violation of any rule of law, statute, regulation or governmental decision, the parties shall deem the provision to be severed the provision to be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

12.9 Each party shall be responsible for the payment of its own tax liability.

12.10 No  license   or   immunity  is  granted  by  either  party
     hereto either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of items licensed hereunder with other items, including other items provided by either party, or for the use of any such combination, even if said acquired item has no substantial use other than in combination with other items.

12.11 Nothing in this Agreement shall be construed to grant any third party a license to make, have made, use, sell, offer for sale, or import Intel Products or Intergraph Products. At all times, Intel and Intergraph retain the right to enforce its intellectual property rights against third parties for the infringement of any Intergraph patents.

12.12     Confidentiality of Terms.

     Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity, except that, the parties shall cooperate in preparing and releasing an announcement, if any, relating to this Agreement.

     Except as otherwise may be required by generally accepted accounting principles, regulatory requirements, or court order, the specific terms of this Agreement shall be confidential. Notwithstanding the foregoing, both parties acknowledge that the pending litigation, and therefore the general terms of mediation and settlement may be material events to both Intel and Intergraph, and that each party shall have the right to issue an appropriate press release and/or filing with the SEC disclosing the material provisions of this Agreement.


12.13 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties, and to orders, regulations, directions or requests of any such government.

12.14 The parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the date written below.


Intel Corporation                       Intergraph Corporation

By /s/ F. Thomas Dunlap Jr.             By /s/ David Vance Lucas
  ----------------------------            --------------------------
F. Thomas Dunlap Jr.                    David Vance Lucas
------------------------------          ----------------------------
Name Printed                            Name Printed


Sr. Vice President, General Counsel     Vice President, General Counsel
-----------------------------------     -------------------------------
Title                                   Title


April 14, 2002                          April 14, 2002
------------------------------          ----------------------------
Date                                    Date


Intergraph Hardware Technologies Company

By /s/ David Vance Lucas
  --------------------------------

David Vance Lucas
----------------------------------
Name Printed


General Counsel
----------------------------------
Title


April 14, 2002
----------------------------------
Date